SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2008 (December 8, 2008)

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction or incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Item 8.01	Other Events.

On December 5, 2008, the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) authorized the Company to engage Mr. John Ross as a consultant to the Company, effective December 8, 2008 (the “Engagement”). Mr. Ross is currently a member of the Board and was employed by the Company from August 2000 until February 2007. He did not participate in the Board’s deliberation or determination with respect to authorizing the Engagement. Pursuant to the Engagement, Mr. Ross will receive a monthly fee of $15,000 (the “Consulting Fee”) in exchange for his providing consulting services to the Company with respect to certain strategic initiatives (the “Services”). The Engagement will have an initial term of three months; thereafter it will be automatically extended for additional three month terms unless either party provides at least two weeks prior written notice of its election to terminate the Engagement at the end of the applicable term. Mr. Ross has agreed to devote substantially all his working hours solely to the Engagement. The foregoing summary is qualified in its entirety by reference to the full text of the consulting agreement between the Company and Mr. Ross, which will be filed as Exhibit 10.1 to the Company’s next report pursuant to the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: December 11, 2008	By:	/s/ Peter V. Leparulo
Peter V. Leparulo
Chief Executive Officer

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